Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K (the “Annual Report”) of 4D Molecular Therapeutics, Inc. (the “Company”) for the year ended December 31, 2025, David Kirn, as President and Chief Executive Officer of the Company, and Kristian Humer, as Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

a)
the Company’s Annual Report for the year ended December 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

b)
the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of 4D Molecular Therapeutics, Inc.

Dated: March 18, 2026

By:	/s/ David Kirn
David Kirn
President and Chief Executive Officer
(Principal Executive Officer)

Dated: March 18, 2026

By:	/s/ Kristian Humer
Kristian Humer
Chief Financial Officer
(Principal Financial Officer)